Tauber & Balser, P.C.
                      3340 Peachtree Road, Suite 250
                           Atlanta, Georgia 30326

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation be reference of our report dated
March 10, 2000 included in the December 22, 2000 Form 8-K of Global Eco-Logical Services, Inc.


/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C.
Atlanta, Georgia
December 22, 2000